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                                                                EXHIBIT 4(s)(v)

                                LOGO METLIFE(R)
                      METROPOLITAN LIFE INSURANCE COMPANY
                  One Madison Avenue, New York, NY  10010-3690


                               ROTH IRA AMENDMENT


This Roth IRA Amendment must be properly completed, signed and returned to MetLife to become effective. On the date received at MetLife's designated office, your Individual Retirement Annuity ("IRA") contract will become a Roth IRA. As a result, your current IRA account balance will be reported as a withdrawal from your IRA for Federal income taxes for the calendar year that this signed Amendment is received by MetLife and your contract is converted into a Roth IRA. If your Roth conversion occurs in 1998, the Code requires that the taxable amount of your Roth conversion be included as income in equal amounts over the four-year period beginning in 1998.

A. This Amendment amends the IRA contract to which it is attached, in order to make it suitable for use as your Roth IRA.

B. The first sentence on the Cover Page of the IRA contract is deleted and replaced with the following: This contract is a Roth IRA under Code
     Section 408A.  The second sentence on the Cover Page is deleted.

C. Contract references to IRA or Simplified Employee Pension ("SEP") are replaced with Roth IRA.

THE FOLLOWING DEFINITION IS ADDED TO ITEM 1:

"Roth conversion date" is the date your IRA becomes a Roth IRA effective on the date your properly completed and signed Roth IRA Amendment is received at MetLife's designated administrative office.


THE LAST PARAGRAPH OF ITEM 2 IS DELETED AND REPLACED WITH THE FOLLOWING:

     . We will only accept nondeductible Roth IRA contributions, qualified rollovers, and direct transfers (described below), permitted under Code Section 408A, including contributions after age 70 1/2.

     . Your Roth IRA contributions (other than qualified rollover and direct transfer amounts) to your contract and to any other IRA is limited, in the aggregate, to


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        the lesser of $2,000 or 100 percent of compensation each taxable year.

     . We will accept qualified rollover and direct transfer amounts from another Roth IRA into your Roth IRA.

     . We will accept qualified rollover and direct transfer amounts as permitted under Section 408A(c) and (e) from a non-Roth IRA into your Roth IRA. You can only do this if your AGI is not in excess of the limits specified in Section 408A(c).

ITEM 3(a) IS DELETED.

MINIMUM DISTRIBUTION REQUIREMENTS APPLICABLE TO TRADITIONAL IRAS DURING YOUR LIFE DO NOT APPLY TO ROTH IRAS, THEREFORE, ITEMS 7 (a) AND (b) ARE DELETED. THE FOLLOWING ARE ADDED AS ITEMS 7(a) AND 7(b):

(a) For tax purposes, withdrawals will be from Roth IRA contributions first and then from earnings.

(b) Earnings may be withdrawn tax-free (although contract withdrawal charges may apply), if: (1) the withdrawal is made five years after the later of
     (i) the date your Roth IRA is established, or, (ii) the date of the most recent qualified rollover or direct transfer from or attributable to a non-Roth IRA; and (2) the withdrawal is made after age 59 1/2, death, disability, or is for a qualified first home purchase (up to $10,000). Withdrawals of earnings not meeting these requirements will be subject to Federal income tax, and a 10 percent penalty may also apply if you are under age 59 1/2.


THE FOURTH PARAGRAPH OF ITEM 12 IS DELETED AND REPLACED BY THE FOLLOWING:

You must choose an income plan or a full cash withdrawal when you reach age 90.

The last sentence of the last paragraph of item 12 is deleted.


THE FIFTH PARAGRAPH OF ITEM 13 IS DELETED AND REPLACED WITH THE FOLLOWING:

If your beneficiary is your spouse, then your spouse may choose income payments by the later of (a) the end of the calendar year in which you would have been 70 1/2 and (b) the end of the calendar year following the year of your death.

Your spouse may instead elect to continue your contract as owner.

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THE UNISEX COLUMN IN TABLE B OF THE TABLE OF VALUES IS DELETED.  THE LAST
SENTENCE IN THE FOURTH PARAGRAPH BELOW THE TABLE OF VALUES IS DELETED.



________________________  ___________________  _____-________-________
Name                       Contract #            Social Security No.


_______________________   ___________________  ________________________
Signature                  Date                  Witness



                                     /s/ Louis J. Ragusa

                                     Louis J. Ragusa, Vice-President & Secretary

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